Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Cheryl K. Ramagano	January 22, 2004
Vice President & Treasurer

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS 7% INCREASE IN FOURTH QUARTER FUNDS FROM OPERATIONS

AND TWO NEW INVESTMENTS

KING OF PRUSSIA, PA- Universal Health Realty Income Trust (NYSE:UHT) announced today that for the quarter ended December 31, 2003 adjusted net income per diluted share (as calculated on the attached schedule of Supplemental Consolidated Income Statement Information and Calculation of Funds from Operations) was $.47 compared to $.44 for the same period in the prior year. Net income per diluted share was $.69 during the quarter ended December 31, 2003 as compared to $.43 for the same period in the prior year. Funds from operations (FFO) for the quarter ended December 31, 2003 increased 7% to $7,832,000 compared to $7,327,000 for the same period in the prior year. On a per diluted share basis for the quarter ended December 31, 2003 FFO were $.66 compared to $.62 for the same period in the prior year.

For the twelve month period ended December 31, 2003, adjusted net income per diluted share was $1.83 compared to $1.75 for the same period in the prior year (as calculated on the attached schedule of Supplemental Consolidated Income Statement Information and Calculation of Funds from Operations). For the twelve month period ended December 31, 2003, net income per diluted share was $2.07 compared to $1.84 for the same period in the prior year. For the twelve month period ended December 31, 2003 FFO per diluted share were $2.56 compared to $2.45 for the same period in the prior year.

At December 31, 2003, the Trust’s shareholders’ equity was $152.2 million and the Trust’s liabilities for borrowed funds was $37.2 million resulting in a debt to total capitalization ratio of 20%. The fourth quarter dividend of $.495 per share was paid on December 31, 2003 and represents a dividend payout of 75% of FFO.

During the fourth quarter an LLC in which the Trust owns a 95% interest, completed the acquisition of a 60,000 square foot medical office building on the campus of Spring Valley Hospital in Las Vegas, Nevada. The Trust also purchased an 85% interest in a LLC that owns a 27,000 square foot medical office building in Apache Junction, Arizona.

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human service related facilities including acute care hospitals, behavioral healthcare facilities, rehabilitation hospitals, sub-acute care facilities, surgery centers, childcare centers and medical office buildings. The Trust has forty-six investments in fifteen states.

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Funds from operations (“FFO”), is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Trust believes that information regarding FFO is helpful to shareholders and potential investors. The Trust computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Trust. To facilitate a clear understanding of the Trust’s historical operating results, FFO should be examined in conjunction with net income, determined in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income, determined in accordance with GAAP. In addition, FFO should not be used as: (i) an indication of the Trust’s financial performance determined in accordance with GAAP; (ii) as an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) as a measure of the Trust’s liquidity; (iv) nor is FFO an indicator of funds available for the Trust’s cash needs, including its ability to make cash distributions to shareholders.

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Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three and Twelve Months Ended December 31, 2003 and 2002

(amounts in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Revenues:
Base rental - UHS facilities	$3,185	$3,252	$12,806	$13,011
Base rental, tenant reimbursements and other - Non-related parties	2,781	2,709	10,945	11,247
Bonus rental - UHS facilities	1,093	1,101	4,562	4,171

	7,059	7,062	28,313	28,429

Expenses:
Depreciation & amortization	1,149	1,107	4,536	4,431
Advisory fees to UHS	386	352	1,486	1,388
Other operating expenses	879	863	3,353	3,290
(Gain)/loss on derivatives	(43)	174	(10)	217

	2,371	2,496	9,365	9,326

Income before equity in limited liability companies (“LLCs”) and interest expense	4,688	4,566	18,948	19,103

Equity in income of LLCs (including gains on sales of real properties of $2,466 and $41 during the three month periods ending December 31, 2003 and 2002, respectively, and $2,831 and $1,220 during the twelve month periods ended December 31, 2003 and 2002, respectively.)	4,063	1,080	7,974	4,923

Interest expense	(658)	(584)	(2,497)	(2,403)

Net income	$8,093	$5,062	$24,425	$21,623

Net income per share - Basic	$0.69	$0.43	$2.09	$1.85

Net income per share - Diluted	$0.69	$0.43	$2.07	$1.84

Weighted average number of shares outstanding - Basic	11,731	11,695	11,713	11,687
Weighted average number of share equivalents	63	65	66	63

Weighted average number of shares and equivalents - Diluted	11,794	11,760	11,779	11,750

Universal Health Realty Income Trust

Consolidated Balance Sheets

(dollar amounts in thousands)

	December 31, 2003	December 31, 2002
Assets:

Real Estate Investments:
Buildings and improvements	$160,079	$159,767
Accumulated depreciation	(52,219)	(47,810)

	107,860	111,957
Land	22,929	22,929

Net Real Estate Investments	130,789	134,886

Investments in limited liability companies (“LLCs”)	61,001	48,314

Other Assets:
Cash	628	598
Bonus rent receivable from UHS	1,093	1,101
Rent receivable from non-related parties	107	137
Deferred charges and other assets, net	673	81

Total Assets	$194,291	$185,117

Liabilities and Shareholders’ Equity:

Liabilities:
Bank borrowings	$37,242	$30,493
Accrued interest	310	282
Accrued expenses and other liabilities	1,826	1,761
Fair value of derivative instrument	2,254	3,233
Tenant reserves, escrows, deposits and prepaid rents	461	446
Minority interest	—	40

Total Liabilities	42,093	36,255

Shareholders’ Equity:
Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none outstanding	—	—
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2003 - 11,736,395; 2002 - 11,698,163	117	117
Capital in excess of par value	185,675	184,772
Cumulative net income	221,083	196,658
Accumulated other comprehensive loss	(2,065)	(3,033)
Cumulative dividends	(252,612)	(229,652)

Total Shareholders’ Equity	152,198	148,862

Total Liabilities and Shareholders’ Equity	$194,291	$185,117

Universal Health Realty Income Trust

Supplemental Consolidated Income Statement Information

and Calculation of Funds From Operations (“FFO”)

For the Three and Twelve Months Ended December 31, 2003 and 2002

(amounts in thousands, except per share amounts)

	Three months Ended December 31,		Twelve months Ended December 31,
	2003	2002	2003	2002
Net income	$8,093	$5,062	$24,425	$21,623

Less: Gains on sales of real properties	(2,466)	(41)	(2,831)	(1,220)

(Less)/plus: (Gain)/loss on derivatives	(43)	174	(10)	217

Adjusted net income	$5,584	$5,195	$21,584	$20,620

Weighted average number of shares and equivalents - Diluted	11,794	11,760	11,779	11,750

Adjusted net income per diluted share	$0.47	$0.44	$1.83	$1.75

Calculation of Funds From Operations (“FFO”):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Net income	$8,093	$5,062	$24,425	$21,623

Plus: Depreciation expense:
Consolidated investments	1,106	1,094	4,409	4,378
Unconsolidated affiliates	1,142	1,038	4,146	3,791
Less: Gains on LLCs’ sales of real properties	(2,466)	(41)	(2,831)	(1,220)
(Gain)/loss on derivatives	(43)	174	(10)	217

FFO	$7,832	$7,327	$30,139	$28,789

FFO per share - Basic	$0.67	$0.63	$2.57	$2.46

FFO per share - Diluted	$0.66	$0.62	$2.56	$2.45

Dividend paid per share	$0.495	$0.485	$1.960	$1.920